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                                                                    EXHIBIT 3.83

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF
                      TEAM HEALTH BILLING SERVICES, L.P.

      Pursuant to Tennessee Code Annotated Section 61-2-201, the undersigned general partner hereby executes this Certificate of Limited Partnership and certifies as follows:

      1. The name of the limited partnership is Team Health Billing Services, L.P.

      2a.   The address of the limited partnership's initial registered office is:

               500 Tallan Building
               Two Union Square
               Chattanooga, Tennessee 37402
               Hamilton County

      2b.   The name of the limited partnership's initial registered agent, to be located at the address listed in 2a, is Corporation Service Company.

      3.    The address of the limited partnership's principal office is:

            1930 Winston Road, Suite 300
            Knoxville, Tennessee 37919

      4. The name and address of the limited partnership's general partner is:

            Team Health, Inc.
            1900 Winston Road, Suite 300
            Knoxville, Tennessee 37919

      Dated:October 21, 1997.

                                             GENERAL PARTNER:

                                             Team Health, Inc.

                                             By: /s/ David P.
                                                 ____________________________

                                             Its: Asst. Secretary
                                                  ___________________________